Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Registration Statement on Form S-4 (No. 333-296284) of SoundHound AI, Inc.. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-4 (No. 333-296284) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

September 4, 2026